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                                   FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 22, 2000



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



  NEW JERSEY                         0-19777                     22-3103129
   (State or other                                             (IRS Employer
   jurisdiction of                (Commission                 Identification
   incorporation)                  File Number)                   Number)


                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)




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ITEM 5. OTHER EVENTS.

         The Registrant, DUSA Pharmaceuticals, Inc., ("DUSA"), has reported that it has closed a previously announced private placement of a total of 1,500,000 shares of its common stock to funds managed by the INVESCO Funds Group. The purchase price per share is $28.50. INVESCO now holds approximately 14.8% of DUSA's common stock.

         DUSA intends to use the proceeds from the transaction to advance its research and development activities for its Levulan(R) PDT/PD technology platform, for general corporate purposes, and possibly for investment in complementary drugs, devices, technologies, or businesses.

         The resale of the shares has been registered by DUSA on a Form S-3 which was declared effective on March 22, 2000. In addition to the 1,500,000 shares held by the INVESCO funds, up to an additional 157,823 shares which underlie several consultants' options were also registered on the Form S-3.

         Except for historical information, this report, including the exhibit, contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the use of proceeds raised in the private placement, and from the potential proceeds from the exercise of the options. Such risks and uncertainties include, but are not limited to the results of clinical trials, the status of its patents and proprietary protection, reliance on third parties to manufacture (in compliance with FDA regulations), uncertainties regarding future opportunities and whether any opportunities which may be available can become completed transactions, and further development activities and other risks detailed from time to time in DUSA's United States Securities and Exchange Commission (SEC) filings.

ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

         (c) Exhibits.

         [99] Press Release dated March 23, 2000.






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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   DUSA PHARMACEUTICALS, INC.



Dated: March 23, 2000              By: /s/ D. Geoffrey Shulman
      ---------------                 ------------------------
                                            D. Geoffrey Shulman, MD, FRCPC
                                            President, Chief Executive Officer,
                                            and Chief Financial Officer